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                              [INFOBEAT LETTERHEAD]

                                                                EXHIBIT 10.22(a)

                                                                   June 22, 2000


Alan Katzman, Esq.
General Counsel
i3 Mobile, Inc.
181 Harbor Drive, 3rd Floor
Stamford, CT 06902

Dear Alan:

Reference is made to the i3 Mobile, Inc. Wireless Content Services Enterprise Agreement (the "Agreement") between you and us.

By signing below, i3 Mobile agrees to the following:

1. Without limiting i3 Mobile's obligation to launch the Wireless Portal (as defined in the Agreement) within six (6) weeks after the specification document is mutually approved, as provided for in Paragraph F of Appendix A of the Agreement, the timing of the market launch for the Wireless Portal will occur no earlier than the currently contemplated launch date of the new InfoBeat website, currently slated for September 15, 2000, which may be delayed by InfoBeat in its sole discretion.

2. The initial term of the Agreement, as provided for in Section 5 therein, shall not begin until September 15, 2000, or such date as the Wireless Portal shall be launched pursuant to the foregoing paragraph 1.

This letter shall be governed by the laws of the State of New York.

Very truly yours,

INFOBEAT, INC.


By: /s/ Mark Wachen
    -------------------------
    Name:
    Title:


Acknowledged and Agreed To:

I3 MOBILE, INC.


By: /s/ Stephen G. Maloney
    -------------------------
    Name:  Stephen G. Maloney
    Title: President and CEO

cc:     M. Wachen, M. Garaud, M. Leal